Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 of Oxford Lane Capital Corp. of our report dated May 17, 2023 relating to the financial statements, which appears in Oxford Lane Capital Corp.’s Annual Report on Form N-CSR for the year ended March 31, 2023. We also consent to the references to us under the headings “Senior Securities” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
August 24, 2023